Exhibit 10.1

PROMISSORY NOTE

$2,500,000	Austin, Texas

June 26, 2008

Valence Technology, Inc., a Delaware corporation (“Maker”), hereby promises to pay to the order of Berg & Berg Enterprises, LLC (“Lender”), or its successors and assigns, in lawful money of the United States of America, Two Million Five Hundred Thousand Dollars ($2,500,000), together with accrued and unpaid interest thereon, August 15, 2008 (the “Maturity Date”).

The unpaid principal amount of this Promissory Note shall bear interest at a rate per annum equal to 8.0% calculated on the basis of a 365-day year and the actual number of days elapsed.

This Promissory Note may be prepaid in whole or in part at any time, without premium or penalty.

In the event that Lender purchases any equity securities of Maker from Maker after the date of this Promissory Note, all principal and accrued but unpaid interest then outstanding hereunder may be used by Lender as full or partial, as the case may be, satisfaction of the purchase price of such equity securities.  In the event that Lender exercises such right and the entire principal and accrued but unpaid interest then outstanding hereunder is used to purchase all or a portion of such equity securities, then all indebtedness and obligations hereunder shall be canceled and extinguished concurrently therewith.

Maker hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Promissory Note.  Maker shall pay all costs of collection when incurred, including reasonable attorneys’ fees, costs and expenses.

This Promissory Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of Texas, without regard to principles of conflict of laws.

This Promissory Note may only be amended, modified or terminated or any provision hereof waived by an agreement in writing signed by the party to be charged.  This Promissory Note shall be binding upon the successors and assigns of Maker and inure to the benefit of Lender and its successors, endorsees and assigns.

VALENCE TECHNOLOGY, INC.

By:	/s/ Galen Fischer

Name:	Galen Fischer

Title:	Chief Financial Officer